UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2013

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 16, 2013, the Company issued a press release announcing the restructuring of mining operations due to continuing weakness in the coal markets at its McCoy Elkhorn operations, Bledsoe operations and Long Branch Surface operations and the related furloughing of approximately 525 full-time employees. The Company has now determined that these operations will not restart within the next six months. Accordingly, on October 16, 2013, the Company notified these employees that they will be terminated during the fourth quarter of 2013. Where required, the Company issued Worker Adjustment and Retraining Notification Act notices.

As a result of these actions, the Company anticipates paying approximately $5.8 million in severance related costs during the fourth quarter of 2013. The Company’s estimated severance related costs are subject to a number of assumptions and actual results may differ materially and additional charges not currently expected may be incurred in connection with or as a result of these reductions.

FORWARD-LOOKING STATEMENTS: Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates are inadequate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased cost of raw materials; the effects of litigation, regulation and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into the business; our liquidity, cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies and regulatory actions; legal and administrative proceedings, settlements, investigations and claims; weather conditions or catastrophic weather-related damage; our production capabilities; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  October 18, 2013